SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 1, 2002

THE MCGRAW-HILL COMPANIES, INC.
(Exact Name of Registrant as specified in its charter)

New York	1-1023	13-1026995
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

1221 Avenue of the Americas, New York, New York 10020
(Address of Principal Executive Offices) (Zip Code)

(212) 512-2564
(Registrant’s telephone number, including area code)

Item 5.    Other Events

On July 23, 2002, the Registrant entered into a $675,000,000 364-Day Credit Agreement dated as of July 23, 2002, among the Registrant, the lenders listed therein, and JP Morgan Chase Bank, as administrative agent. This Credit Agreement replaces the prior $675,000,000 (and not $750,000,000, as incorrectly reported in the  Form 8-K of the Agreement filed on July 31, 2002 and which this filing amends) 364-Day Credit Agreement dated as of August 14, 2001, which prior credit agreement was terminated as of July 23, 2002.

Item 7.    Exhibits

(10)    364-Day Credit Agreement dated as of July 23, 2002 among the Registrant, the lenders listed therein, and JP Morgan Chase Bank, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K/A Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MCGRAW-HILL COMPANIES, INC.

By:	/S/ KENNETH M. VITTOR
Kenneth M. Vittor Executive Vice President and General Counsel

Date:  August 1, 2002

INDEX TO EXHIBITS

Exhibit Number

(10)	364-Day Credit Agreement dated as of July 23, 2002 among the Registrant, the lenders listed therein, and JPMorgan Chase Bank, as administrative agent.

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